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                                                                    EXHIBIT 11.1

                        SCRIPTGEN PHARMACEUTICALS, INC.
             COMPUTATION OF UNAUDITED PRO FORMA NET LOSS PER SHARE

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                                                                                     FOR THE          FOR THE
                                                                                   YEAR ENDED    NINE MONTHS ENDED
                                                                                  DECEMBER 31,     SEPTEMBER 30,
                                                                                      1996             1997
                                                                                  -------------  -----------------
Net loss........................................................................  $  (4,044,019)   $  (4,775,456)

Weighted average shares outstanding:
  a. Shares attributable to common stock outstanding............................      1,142,114        1,325,514
  b. Shares attributable to certain common stock options, warrants and
    redeemable convertible preferred stock (1)..................................        929,582          929,582
  c. Shares attributable to the assumed conversion of Series A, B and C redeemable convertible preferred stock outstanding upon closing of initial
    public offering.............................................................      4,825,555        5,179,531
                                                                                  -------------  -----------------

Unaudited pro forma weighted average common and common equivalent shares
  outstanding...................................................................      6,897,251        7,434,627
                                                                                  -------------  -----------------
                                                                                  -------------  -----------------
Unaudited pro forma net loss per share..........................................  $        0.59    $        0.64
                                                                                  -------------  -----------------
                                                                                  -------------  -----------------
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(1) Pursuant to Securities and Exchange Commission Staff Accounting Bulletin No.
    83, common stock, common stock options, warrants and redeemable convertible preferred stock issued during the twelve months prior to the Company's initial Registration Statement on Form S-1 have been included in the above computation as if outstanding for the entire period, even if such impact is anti-dilutive.